UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752
1-2198	DTE Electric Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-0478650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 19, 2014 DTE Electric Company (DTE Electric) filed a general rate case, No. U-17767, with the Michigan Public Service Commission (MPSC). The full text of the filing is available on the MPSC’s website (http://efile.mpsc.state.mi.us/efile/) under case number U-17767. DTE Electric is a wholly-owned subsidiary of DTE Energy Company (DTE Energy).
On December 19, 2014, DTE Energy posted a summary and discussion of the filing in the DTE Electric rate case to the DTE Energy website at www.dteenergy.com. The Summary is attached as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits
99.1 Summary of DTE Electric's Rate Case Filing U-17767, dated December 19, 2014.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy's and DTE Electric’s 2013 Forms 10-K and 2014 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric that discuss important factors that could cause DTE Energy's and DTE Electric's actual results to differ materially. DTE Energy and DTE Electric expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 19, 2014

DTE ENERGY COMPANY (Registrant)

/s/Don M. Stanczak Don M. Stanczak Vice President

DTE ELECTRIC COMPANY (Registrant)

/s/Don M. Stanczak Don M. Stanczak Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary of DTE Electric’s Rate Case Filing U-17767, dated December 19, 2014.